SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2005

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York 11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (718) 782-6200

None
(Former name or former address, if changed since last report)

Item 5.02.  Appointment of New Director

(d) (1) On September 15, 2005, Joseph J. Perry was elected to serve on the Board of
Directors of Dime Community Bancshares, Inc. (the "Company").

(2)	There are no arrangements or understandings between Mr. Perry and any other persons pursuant to which such director was selected as director.

(3)	Mr. Perry has been designated as a member of the Audit Committee.

(4)	Transactions With Management and Others.

None.

Item 8.01   Other Events

Mr. Perry has additionally been elected to serve as a Director of the Company's wholly-owned subsidiary, the Dime Savings Bank of Williamsburgh (the "Bank").

Mr. Perry currently serves as an outside Director of the Bank's wholly-owned subsidiary, Havemeyer Equities Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ KENNETH J. MAHON
By: ___________________________________________
Kenneth J. Mahon
Executive Vice President and Chief Financial Officer

Dated: September 15, 2005